NEWS RELEASE

5847 San Felipe, Suite 3300• Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Contact:	Robert E. Warren
Steven D. Oldham
(713) 789-1400

Pride International Reports First Quarter Results

      Houston, Texas, April 28, 2005 - Pride International, Inc. (NYSE: PDE) reported net earnings and income from continuing operations for the first quarter of 2005 of $16,323,000 ($.11 per diluted share) on revenues of $467,509,000. For the same period in 2004, Pride reported a net loss of $5,900,000 ($.04 per diluted share) and income from continuing operations of $4,660,000 ($.03 per diluted share) on revenues of $403,675,000.

      Results for the first quarter of 2005 included a gain on sale of assets, net of tax, of $3,626,000 and non-cash charges of $707,000, net of tax, related to the early retirement of debt. These items collectively increased diluted earnings per share by $.01.

Operations

      Demand for the Company’s drilling rigs continued to improve during the first quarter of 2005, as consolidated operating income (excluding the effects of asset sales in both periods and impairment charges in the earlier quarter) increased 19% over the fourth quarter of 2004.

      In the U.S. Gulf of Mexico segment, operating income (excluding the 2004 impairment charges and gain from sale of assets) for the quarter improved 24% over the fourth quarter of 2004 due to improving dayrates and the operation of one additional jackup. Average daily jackup revenues during the first quarter of 2005 increased to $38,200, up from $35,000 during the fourth quarter of 2004 and $27,700 during the first quarter of 2004. Of the Company’s ten jackups located in the U.S. Gulf of Mexico, nine are operating, and the remaining rig is contracted to begin work during the second quarter of 2005.

      The Company’s Latin America Land segment increased operating income (excluding the 2004 impairment charges) 62% sequentially as a result of increased utilization and pricing driven by strong demand throughout the region. Drilling and workover activity in Argentina reached record levels during the quarter. Operating income for the E&P Services segment increased 6% from the fourth quarter of 2004, reflecting continued strong market conditions.

      For the Eastern Hemisphere segment, operating income (excluding the effects of asset sales in both periods and impairment charges in the earlier quarter) increased 11% from the fourth quarter of 2004, driven partly by the return of the drillship Pride Africa to service following planned shipyard maintenance in the fourth quarter. Also, the previously idle semisubmersible Pride Venezuela commenced operations in the first quarter, and the deepwater semisubmersible Pride South Pacific worked at a significantly higher dayrate.

      The Western Hemisphere segment’s operating income declined 16% from the fourth quarter due to the redeployment of a jackup and two semisubmersibles to other business segments and reduced profitability related to two managed jackups.

Asset Sales

      In the first quarter of 2005, a foreign subsidiary of the Company sold the Energy Explorer IV (Pride Ohio) and received $40 million in cash. The Company used the proceeds from this transaction to repay debt.

      Also in the first quarter of 2005, the Company entered into agreements to sell the tender-assisted barge rigs Piranha and Ile de Sein, currently working in Southeast Asia. Pursuant to these agreements, the sale of the Piranha closed in April 2005, and the Company is working to complete the closing conditions for the sale of the Ile de Sein, which is anticipated to be completed late in the second quarter or early third quarter of 2005. Total proceeds for the two rigs are expected to be approximately $50 million in cash.

Debt Reduction

      The Company reduced debt during the first quarter of 2005 by approximately $84 million. In addition, on March 25, 2005 the Company issued a call notice to redeem the remaining $298.6 million outstanding principal amount of its 2.5% Convertible Senior Notes Due 2007. During the call period, which ended April 25, 2005, substantially all of the notes were converted into approximately 18.1 million shares of common stock.

      Since the beginning of 2004 through April 28, 2005, the Company has reduced outstanding debt by approximately $700 million.

      The Company will host a conference call at 9:00 a.m. central time on Friday, April 29, 2005 to discuss results for the quarter, recent events and management’s operational outlook. Individuals who wish to participate in the conference call may do so by dialing (888) 455-0031 in the United States or (517) 308-9002 outside of the United States. The conference leader will be Paul Bragg, President and Chief Executive Officer of Pride, and the password is “Pride.” The conference call will also be broadcast live, on a listen-only basis, over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72166&eventID=1056614. A replay of the conference call, as well as an update of the contract status of the Company’s rig fleet and historical financial statements will be available on the Company’s corporate web site at http://www.prideinternational.com.

      Pride International, Inc., headquartered in Houston, Texas, is one of the world’s largest drilling contractors. The Company provides onshore and offshore drilling and related services in more than 30 countries, operating a diverse fleet of 289 rigs, including two ultra-deepwater drillships, 12 semisubmersible rigs, 29 jackup rigs, and 19 tender-assisted, barge and platform rigs, as well as 227 land rigs.

      The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

PRIDE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2005	2004(1)
		RESTATED
Revenues	$467,509	$403,675
Operating costs, excluding depreciation and amortization	324,616	273,690
Depreciation and amortization	65,142	65,946
General and administrative, excluding depreciation and amortization	19,567	12,598
Gain on sale of assets, net	(11,703)	(121)

Earnings from operations	69,887	51,562

Other income (expense)
Interest expense	(24,997)	(29,809)
Interest income	349	307
Other expense, net	(1,360)	(1,427)

Other expense, net	(26,008)	(30,929)

Income from continuing operations before income taxes & minority interest	43,879	20,633
Income tax provision	23,127	10,128
Minority interest	4,429	5,845

Income from continuing operations	16,323	4,660
Loss on discontinued operations	–	(10,560)

Net earnings (loss)	$16,323	$(5,900)

Net earnings (loss) per share:
Basic
Income from continuing operations	$0.12	$0.03
Discontinued operations	$–	$(0.08)
Net earnings (loss)	$0.12	$(0.05)

Diluted
Income from continuing operations	$0.11	$0.03
Discontinued operations	$–	$(0.07)
Net earnings (loss)	$0.11	$(0.04)

Shares used in per share calculations
Basic	137,685	135,542
Diluted	158,648	138,094

(1)	The three months ended March 31, 2004 results reflect a reclassification of certain costs from “general and administrative expenses” to “operating expenses”. In addition, the results have been restated to reflect the discontinuation of operations for the fixed-fee construction line of business and the correction of errors described in the Company’s 2004 Form 10-K.

PRIDE INTERNATIONAL, INC.
RESULTS BY OPERATING SEGMENT
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2005	2004(1)
		RESTATED
Revenues:
Eastern Hemisphere	$143,872	$142,971
Western Hemisphere	109,169	109,161
U.S. Gulf of Mexico	50,221	27,020
Latin America Land	111,872	88,960
E & P Services	50,634	34,224
Corporate and other	1,741	1,339

Total	$467,509	$403,675

Earnings (loss) from operations:
Eastern Hemisphere	$39,972	$38,213
Western Hemisphere	17,288	22,020
U.S. Gulf of Mexico	7,516	(4,527)
Latin America Land	13,564	1,443
E & P Services	5,783	2,840
Corporate and other	(14,236)	(8,427)

Total	$69,887	$51,562

(1)	The three months ended March 31, 2004 results have been restated to reflect the discontinuation of operations for the fixed-fee construction line of business and the correction of errors described in the Company’s 2004 Form 10-K.

PRIDE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except par values)
(unaudited)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$45,633	$37,100
Restricted cash	9,800	9,917
Trade receivables, net	360,427	329,309
Parts and supplies, net	70,095	66,692
Other current assets	108,943	116,533

Total current assets	594,898	559,551
PROPERTY AND EQUIPMENT, net	3,210,502	3,281,848
OTHER ASSETS
Investments in and advances to affiliates	51,683	46,908
Goodwill	68,450	68,450
Other assets	88,113	81,567

Total other assets	208,246	196,925

	$4,013,646	$4,038,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$169,328	$162,602
Accrued expenses	192,923	214,843
Debt due within one year	58,339	48,481

Total current liabilities	420,590	425,926

OTHER LONG-TERM LIABILITIES	39,248	35,796
LONG-TERM DEBT	1,592,851	1,686,251
DEFERRED INCOME TAXES	66,637	60,984
MINORITY INTEREST	117,715	113,305
STOCKHOLDERS’ EQUITY	1,776,605	1,716,062

	$4,013,646	$4,038,324

PRIDE INTERNATIONAL, INC.
RECONCILIATION OF EARNINGS (LOSS) FROM OPERATIONS
TO EARNINGS FROM OPERATIONS (EXCLUDING
IMPAIRMENT CHARGES AND (GAIN) LOSS ON SALE OF ASSETS)

For the three-month periods ended March 31, 2005 and December 31, 2004
(In millions)
(unaudited)

	Eastern Hemisphere		Western Hemisphere		U.S. Gulf of Mexico
	4th Qtr	1st Qtr	4th Qtr	1st Qtr	4th Qtr	1st Qtr
	2004	2005	2004	2005	2004	2005

Earnings (loss) from operations	$62.5	$40.0	$20.6	$17.3	$12.5	$7.5
Impairment charges	4.6	–	–	–	3.6	–
(Gain) loss on sale of assets	(41.1)	(11.0)	–	–	(10.0)	–

Earnings from operations (excluding impairment charges and gain on sale of assets)	$26.0	$29.0	$20.6	$17.3	$6.1	$7.5

	Latin America Land		E&P Services		Corporate and Other
	4th Qtr	1st Qtr	4th Qtr	1st Qtr	4th Qtr	1st Qtr
	2004	2005	2004	2005	2004	2005

Earnings (loss) from operations	$(8.9)	$13.6	$5.4	$5.8	$(16.8)	$(14.2)
Impairment charges	16.8	–	–	–	–	–
(Gain) loss on sale of assets	0.1	(0.6)	–	(0.1)	(0.3)	(0.1)

Earnings from operations (excluding impairment charges and gain on sale of assets)	$8.0	$13.0	$5.4	$5.7	$(17.1)	$(14.3)

	Total
	4th Qtr	1st Qtr
	2004	2005
Earnings (loss) from operations	$75.4	$69.9
Impairment charges	24.9	–
(Gain) loss on sale of assets	(51.3)	(11.7)

Earnings from operations (excluding impairment charges and gain on sale of assets)	$49.0	$58.2